2

                                   Exhibit 12

               Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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
Dollars in millions                                                  Six months
                                                                           1996
- --------------------------------------------------------------------------------
Earnings:
  Net income                                                            $  879
  Add: income taxes                                                        433
  Less: equity in undistributed income of all affiliates
    accounted for by the equity method                                      12
  Add: fixed charges, excluding interest on deposits                     3,068
- --------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
    interest on deposits                                                 4,368
  Add: interest on deposits                                              1,269
- --------------------------------------------------------------------------------
  Earnings available for fixed charges, including
    interest on deposits                                                 5,637
- --------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on deposits                       3,051
  Interest factor in net rental expense                                     17
- --------------------------------------------------------------------------------
  Total fixed charges, excluding interest on deposits                    3,068
  Add: interest on deposits                                              1,269
- --------------------------------------------------------------------------------
  Total fixed charges, including interest on deposits                    4,337
- --------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                          1.42
  Including interest on deposits                                          1.30
- --------------------------------------------------------------------------------

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
                                   Exhibit 12

 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

- --------------------------------------------------------------------------------
Dollars in millions                                                  Six months
                                                                           1996
- --------------------------------------------------------------------------------
Earnings:
  Net income                                                            $  879
  Add: income taxes                                                        433
  Less: equity in undistributed income of all affiliates
    accounted for by the equity method                                      12
  Add: fixed charges, excluding interest on deposits
    and preferred stock dividends                                        3,068
- --------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
    interest on deposits                                                 4,368
  Add: interest on deposits                                              1,269
- --------------------------------------------------------------------------------
  Earnings available for fixed charges, including
    interest on deposits                                                 5,637
- --------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on deposits                       3,051
  Interest factor in net rental expense                                     17
  Preferred stock dividends                                                 24
- --------------------------------------------------------------------------------
  Total fixed charges, excluding interest on deposits                    3,092
  Add: interest on deposits                                              1,269
- --------------------------------------------------------------------------------
  Total fixed charges, including interest on deposits                    4,361
- --------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                          1.41
  Including interest on deposits                                          1.29
- --------------------------------------------------------------------------------